UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 2, 2020
Date of Report (Date of earliest event reported)

 FUNKO, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38274	35-2593276
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2802 Wetmore Avenue
Everett, Washington 98201
(Address of Principal Executive Offices) (Zip Code)

(425) 783-3616
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	FNKO	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 2.02 Results of Operations and Financial Condition.
On April 2, 2020, Funko, Inc. (the “Company”) issued a press release containing preliminary balance sheet information for the quarter ended March 31, 2020 and announcing a business update related to the impact of the COVID-19 pandemic. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.
The information in Item 2.02 of this report (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 8, 2020, the Company announced that Brian Mariotti, the Company’s Chief Executive Officer, Andrew Perlmutter, the Company’s President, Jennifer Fall Jung, the Company’s Chief Financial Officer, and Tracy Daw, the Company’s Senior Vice President, General Counsel and Secretary, have each agreed to a reduction in their base salary by 20% through June 30, 2020 in light of the economic uncertainty stemming from the COVID-19 pandemic.
Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits:

Exhibit No.	Description
99.1	Press release, dated April 2, 2020.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 8, 2020 FUNKO, INC.

By:	/s/ Tracy D. Daw
Tracy D. Daw
Sr. Vice President, General Counsel and Secretary